Exhibit 99.1

December 18, 2012

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

THE BANK OF HAMPTON ROADS PROMOTES DONALD PRICE TO SENIOR LOAN OFFICER

Virginia Beach, Virginia, December 18, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ: HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Donald F. Price has been promoted to the newly-created position of BHR’s Senior Loan Officer.  BHR's Market Presidents will report to Price in his new position.  Price will continue to report to W. Thomas Mears, President Commercial Banking, and will continue to be based at BHR’s newly renovated flagship office for the Norfolk market in Ghent.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “Don is a dedicated community banker and we were very pleased to welcome him to our team earlier this year.  In this new role, Don will continue to serve the customers who have relied on him for more than 30 years in Hampton Roads while also bringing his wealth of knowledge and experience to support the delivery of superior service to our customers in all of the markets we serve.  Don is yet another example of our efforts to build the premier community bank lending team in this region and drive high-quality loan growth in the coming years.”

Price is a lifelong resident of the Hampton Roads area and is active in a number of community and civic organizations in Norfolk, including the Barry Robinson Trust/Barry Robinson Center, where he is a member of the Board of Trustees and The Tidewater Business Financing Corporation, where he serves on the Board of Directors. Price has a Bachelor of Science in Business Administration from Old Dominion University.

Caution About Forward-Looking Statements
Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton

Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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